UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 7, 2006

A. SCHULMAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-7459	34-0514850

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3550 West Market Street, Akron, Ohio		44333

(Address of principal executive offices)		(Zip Code)

(330) 666-3751

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.
     See Item 3.03 below.
ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.
     On December 7, 2006, the Board of Directors of A. Schulman, Inc. (the “Company”) approved a proposal to redeem the special stock purchase rights (the “Rights”) previously issued to the Company’s stockholders pursuant to the Rights Agreement, dated as of January 26, 2006, between the Company and National City Bank, as Rights Agent (the “Rights Agreement”), and thereby terminating the Rights Agreement. The redemption of the Rights and termination of the Rights Agreement is being made pursuant to the terms of the Agreement, dated as of October 25, 2006, by and among the Company and a group of investors led by Barrington Capital Group, L.P. Currently it is anticipated that payment of the redemption price for the Rights will be made in conjunction with the Company’s next dividend payment to its stockholders.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. Schulman, Inc.
By:	/s/ Paul F. DeSantis
Paul F. DeSantis
Vice President -- Treasurer, Chief Financial Officer

Date: December 13, 2006

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